Exhibit 10.29

Loan Agreement

Lender (“Party A”)

Address: Dongpangyo-ro 155, 707-803, Bundang-gu, Songnam, Gyeonggi-do

Resident No.: [**]

Name: Sung Jae YU

Borrower (“Party B”)

Address: Hoedong-gil 37-36, 3FL, Paju, Gyeonggi-do

Business Registration No.: 589-86-01485

Name: OSR Holdings Co., Ltd.

Representative: Kuk Hyoun HWANG

On November 9, 2023, Party A and Party B entered into the following monetary loan agreement.

Article 1: Loan Amount

The Lender (Party A) will lend 300 million KRW (~~W~~300,000,000) to Borrower (Party B) on November 9, 2023, and Party B agrees to borrow this amount.

Article 2: Repayment Date and Method

The repayment date and method of the principal are as follows:

Repayment Date	Repayment Amount	Repayment Location	Repayment Method
February 16, 2023	~~W~~300,000,000	Bank Name: [**]	Wire Transfer (Bank Transfer)

Account Number: [**]

Account Holder: Sung Jae YU

Article 3: Interest

The Parties agree that the Loan will bear no interest.

If the repayment is delayed, the interest will be 10% per year.

Article 4: Loss of the Benefit of the Deadline (Event of Default)

If Party B delays the repayment on the date specified in Article 3, all of Party B’s debts to Party A will lose the benefit of the deadline.

If Party B is declared bankrupt at the clearinghouse, or if there is an application for provisional seizure, attachment, auction, commencement of composition proceedings, or commencement of corporate rehabilitation proceedings against Party B, or if Party B enters liquidation, or if it becomes objectively clear that Party B cannot repay its debts to Party A by the due date, or if Party B fails to fulfill any obligations under this contract, then Party B will lose the benefit of the term, and all debts owed by Party B to Party A will become immediately due.

Article 5: Provision of Collateral

If the repayment of the loan specified in Article 2 or the payment of interest specified in Article 3 is not made, Party B shall provide collateral equivalent to the loan amount to Party A in the manner requested by Party A, with all related costs to be borne by Party B.

Article 6: Amendments to the Agreement

Any amendments to this agreement may be made by mutual written consent of the parties.

Article 7: Dispute Resolution

In the event of any disputes related to this agreement, Party A and Party B will resolve them amicably based on mutual trust. In the event that no agreement is reached, the Seoul Central District Court shall have exclusive jurisdiction as the court of first instance.

This agreement is executed in duplicate, with each party retaining one signed copy for confirmation.